EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

------------------------------------------------------- ------------------------

[GRAPHIC OMITTED][INFODATA SYSTEMS INC. LOGO]           CONTACT:
                                                        Norman F. Welsch
                                                        Chief Financial Officer
                                                        703-218-1132
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                Infodata Announces Profitable First Quarter 2003
   Company Continues Earnings Trend as Proprietary Software Revenue and Margin
                                More Than Doubles

Fairfax, VA. May 12 - Infodata Systems Inc. (OTCBB:INFD), a leading content management solutions company, today announced financial results for the quarter ended March 31, 2003. The Company reported net income for the quarter of $174,000, or $.03 per share, an increase of $312,000 over a net loss of $138,000, or $.03 per share, for the year earlier quarter. The increase in net income was largely due to a 102% increase in sales of the Company's higher-margin proprietary software products. Revenue for the quarter ended March 31, 2003, was $2,267,000 compared to revenue of $2,948,000 for the year earlier quarter, reflecting the transition away from low margin business to higher margin proprietary software products and services.

Gross profit for the quarter ended March 31, 2003, was $1,186,000, an increase of $450,000, or 61%, over the quarter ended March 31, 2002. Gross margin for the current quarter was 52%, compared to 25% for the year earlier quarter, a 109% increase.

At March 31, 2003, cash and equivalents amounted to $1,557,000, working capital was $1,747,000, and the line of credit was fully paid down. For the quarter ended March 31, 2003, cash and equivalents grew by $159,000, and working capital increased by $184,000, primarily the result of the increase in net income for the period.

Research and development (R&D) expenses increased to $272,000 for the quarter ended March 31, 2003, an increase of $126,000 over the prior year's quarter. The increase in R&D reflects the Company's further investment in the development and enhancement of new and existing proprietary software products.

Selling, general and administrative (SG&A) expenses increased by $15,000, or 2.1%, to $742,000 for the quarter ended March 31, 2003, compared to $727,000 to the year earlier quarter. While SG&A was $505,000 for the quarter ended December 31, 2002, most of the sequential quarterly increase of $237,000 was the result of additions to the executive team and sales and marketing staff, a program that began in late 2002 to position the Company for profitable growth in 2004. Incremental one-time costs were the result of an annual audit adjustment of insurance premiums combined with legal fees incurred in the negotiation of a new office lease.

Edwin Miller, president and chief executive officer (CEO) of Infodata, said, "We are pleased to report our fourth consecutive quarter of profitability. As previously indicated in our year-end 2002 press release and conference call, the Company is positioning for profitable growth and investing for 2004 and beyond. We expect profitability during

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2003 may be lower as a result of these investments, but firmly believe it is the right course of action to build revenues and profits delivering solutions to our market. The management team is continuing to generate significant interest in the value of our integrated content management solutions, especially as they relate to the unique problems faced by regulated and controlled businesses."


First Quarter Results Conference Call

Infodata has scheduled an investor conference call for Monday, May 12, 2003, at 4:30 p.m. EDT (1:30 pm PDT). Management will review financial results for the first quarter of 2003, and a question-and-answer session will follow to discuss the results and the Company's 2003 operating plans.

Interested parties can listen by calling toll free 1.888.346.5716 in the U.S., or 1.404.260.5386 for international callers.

A replay will be available over the Internet beginning at approximately 7 p.m. EDT Monday, May 12, 2003, through 7 p.m. EDT Monday, May 19, 2003. To listen to the replay, you can access it from Infodata's homepage (http://www.infodata.com) by clicking on the link, Infodata Investor Conference Call.



About Infodata Systems Inc.
Infodata is a market leader in delivering automated content management solutions around regulated and compliance activities from within the Enterprise Content Management (ECM) environment. We empower companies to create a new world of efficiency by manipulating their content in accordance with the business processes that drive compliance. Operating within ECM systems, our enterprise software and integration solutions solve the day-to-day problems specific to Content Review, Content Assembly and Publishing, Content Security and Content Relationships. Delivering solutions for over 35 years, Infodata has proven, demonstrable experience in accelerating all facets of content management lifecycle processes. For more information, contact Troy Hartless, VP Sales and Marketing, at 703-218-1129 or visit the Company's Web site, http://www.infodata.com.



Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Infodata may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Infodata's products and services, customer implementation of products and services, relationships with customers, third-party vendors and systems integrators, concentration of revenue in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Infodata are included in Infodata's Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and its other filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Infodata assumes no obligation to update the information in this press release.

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
                        INFODATA SYSTEMS INC. AND SUBSIDIARIES
                   Condensed Consolidated Statements of Operations
                    (Amounts In Thousands, Except Per Share Data)
                                     (Unaudited)
                                                                            Three Months Ended
                                                                                March 31,
                                                                      ------------------------------
                                                                          2003             2002
                                                                      -------------     ------------
Revenues.............................................................    $ 2,267           $ 2,948

Cost of revenues.....................................................      1,081             2,212
                                                                      -------------     ------------

Gross profit.........................................................      1,186               736
                                                                      -------------     ------------

Operating expenses:
         Research and development....................................        272               146
         Selling, general and administrative.........................        742               727
                                                                      -------------     ------------
                                                                           1,014               873
                                                                      -------------     ------------

Operating profit (loss)..............................................        172              (137)
Interest income......................................................          3                 9
Interest expense.....................................................         (1)              (10)
                                                                      -------------     ------------
Net income (loss) before income taxes................................        174              (138)

Provision for income taxes...........................................          -                 -
                                                                      -------------     ------------
Net income (loss)  ..................................................       $174             $(138)
                                                                      =============     ============

Net income (loss) per share - basic..................................       $.03             ($.03)
                                                                      =============     ============
Net income (loss) per share - diluted................................       $.03             ($.03)
                                                                      =============     ============

Weighted average shares outstanding - basic..........................      4,998             4,791
                                                                      =============     ============
Weighted average shares outstanding - diluted........................      5,423             4,791
                                                                      =============     ============


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
                                  INFODATA SYSTEMS INC. AND SUBSIDIARIES
                                  Condensed Consolidated Balance Sheets
                                      (Dollar Amounts in Thousands)
                                               (Unaudited)
                                                                            March 31,       December 31,
                                                                              2003              2002
                                                                      ------------------------------------
Assets
------
Current assets:
         Cash and cash equivalents.................................           $1,457            $1,298
         Certificates of deposit...................................              100               100
         Accounts receivable, net of allowance of $38 in 2003 and
         2002......................................................            1,834             1,806
         Prepaid expenses and other current assets.................               67                64
                                                                      ----------------- -------------------
                  Total current assets.............................            3,458             3,268
                                                                      ----------------- -------------------

Property and equipment, net........................................               76                79
Other assets.......................................................               20                20
                                                                      ----------------- -------------------
Total assets.......................................................           $3,554            $3,367
                                                                      ================= ===================
Liabilities and Shareholders' Equity
------------------------------------
Current Liabilities:
         Line of credit............................................                -                55
         Accounts payable..........................................              122                91
         Accrued expenses..........................................              884               806
         Deferred revenue..........................................              705               753
                                                                      ----------------- -------------------
                  Total current liabilities........................            1,711             1,705
                                                                      ----------------- -------------------
Commitments and contingencies                                                      -                 -
Shareholders' equity:

         Common stock..............................................              149               148
         Additional paid-in capital................................           20,250            20,243


         Accumulated deficit.......................................          (18,556)          (18,729)
                                                                      ----------------- -------------------
Total shareholders' equity.........................................            1,843             1,662
                                                                      ----------------- -------------------
Total liabilities and shareholders' equity.........................           $3,554            $3,367
                                                                      ================= ===================


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

                                INFODATA SYSTEMS INC. AND SUBSIDIARIES
                            Condensed Consolidated Statements of Cash Flows
                                     (Dollar Amounts in Thousands)
                                              (Unaudited)
                                                                                 Three Months Ended
                                                                                     March 31,
                                                                                2003           2002
                                                                             ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................................         $174          $(138)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
        Stock based compensation expense..................................            6              -
        Depreciation and amortization.....................................           25             43
        Accrued interest on line of credit................................            -              3
        Provision for doubtful accounts...................................            -              1
Changes in operating assets and liabilities:
        Accounts receivable...............................................          (28)         1,380
        Prepaid expenses and other current assets.........................           (3)            45
        Accounts payable..................................................           31           (637)
        Accrued expenses..................................................           76           (104)
        Deferred revenue..................................................          (48)            35
                                                                             ------------  -------------
                  Net cash provided by operating activities...............          233            628
                                                                             ------------  -------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment.......................................          (22)             -
                                                                             ------------  -------------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Net repayments under short-term debt......................................          (55)            (7)
Issuance of common stock..................................................            3              -
                                                                             ------------  -------------
                  Net cash used in financing activities...................          (52)            (7)
                                                                             ------------  -------------

Net increase in cash and cash equivalents.................................          159            621
Cash and cash equivalents at beginning of period..........................        1,298          1,002
                                                                             ------------  -------------
Cash and cash equivalents at end of period................................       $1,457         $1,623
                                                                             ============  =============

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